EXHIBIT 23.2

           CONSENT OF FORMER INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated August 27, 2003 accompanying the consolidated financial statements of Cenuco, Inc. and subsidiaries appearing in the 2003 Annual Report of the Company on Form 10-KSB for the year ended June 30, 2003, which is incorporated by reference in this Amendment No.1 to the Registration Statement on Form S-3. We consent to the incorporation by reference in the Amendment No.1 to the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."




                                        /s/ Grant Thornton LLP


Miami, Florida
July 12, 2004